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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Total Renal Care Holdings, Inc. of our report dated March 29, 1999 which appears on page F-1 of the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Form 10-K.



PricewaterhouseCoopers LLP

Seattle, Washington
March 30, 1999